UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 12, 2022

CS Disco, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40624	46-4254444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue
Suite 900
Austin, Texas 78701
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (833) 653-4726

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	LAW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 20, 2022, CS Disco, Inc. (the “Company”) approved a nonstatutory stock option grant to Kiwi Camara, the Company’s co-founder and Chief Executive Officer (the “CEO Performance Award”), subject to stockholder approval. The CEO Performance Award was approved by the Company’s stockholders at the Company’s 2022 Annual Meeting (the “2022 Annual Meeting”) on July 12, 2022, as described below in Item 5.07 of this Current Report on Form 8-K.

The material terms of the CEO Performance Award were previously summarized in the section of the Company’s proxy statement for the 2022 Annual Meeting titled “Proposal 3: Approval of the CEO Performance Award to Kiwi Camara-Overview of Material Terms,” which proxy statement was filed with the Securities and Exchange Commission on May 31, 2022.

Item 5.07          Submission of Matters to a Vote of Security Holders.

On July 12, 2022, the Company held its 2022 Annual Meeting, at which a quorum was present. As of May 23, 2022, the record date for the Annual Meeting, 58,634,907 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class I directors, each to hold office until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or, if sooner, such director’s death, resignation or removal. The final voting results are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kiwi Camara	43,507,276.89	2,283,753.14	12,843,876.97
Tyson Baber	43,503,672.89	2,287,357.14	12,843,876.97
Robert P. Goodman	42,566,465.89	3,224,564.14	12,843,876.97

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. The final voting results are as follows:

Votes For	Votes Against	Abstentions
54,464,834.89	361.14	4,169,710.97

Proposal 3. Approval of the CEO Performance Award

The Company’s stockholders approved the CEO Performance Award to Kiwi Camara. Approval of the CEO Performance Award required the affirmative vote of each of:

•The majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes, pursuant to the Company’s amended and restated bylaws) (the “NYSE/Bylaws Standard”); and
•The majority of the voting power of the outstanding shares of common stock not owned, directly or indirectly, by Mr. Camara and present virtually or represented by proxy and voting affirmatively or negatively (the “Disinterested Standard”).

The results of the stockholder vote are reported below:

(1)Pursuant to the NYSE/Bylaws Standard, the votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,152,843.66	5,699,225.38	3,938,961.00	12,843,876.96

Accordingly, the votes cast in favor of approving the CEO Performance Award constituted approximately 86.4% of all votes present virtually or represented by proxy and voting affirmatively or negatively at the 2022 Annual Meeting pursuant to the NYSE/Bylaws Standard.

(2)Pursuant to the Disinterested Standard, the votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,152,843.66	5,699,225.38	—	12,843,876.96

Accordingly, the votes cast in favor of approving the CEO Performance Award constituted approximately 86.4% of all votes present virtually or represented by proxy and voting affirmatively or negatively at the 2022 Annual Meeting pursuant to the Disinterested Standard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS Disco, Inc.

Date: July 12, 2022	By:	/s/ Michael S. Lafair
	Name:	Michael S. Lafair
	Title:	Chief Financial Officer